UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

Contango Ore, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35770	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 2nd Avenue Suite 401
Fairbanks, Alaska		99701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (907) 888-4273

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 14, 2024, the Superior Court for the State of Alaska in Fairbanks, Alaska (the “Superior Court”) denied the motion for preliminary injunction filed on November 2, 2023 by the Committee for Safe Communities (“CSC”), an Alaskan non-profit corporation inclusive of certain vacation home owners along the Manh Choh ore haul route and others claiming potential impact and objecting to the ore haul plan and project.

On October 20, 2023, CSC filed suit in the Superior Court against the State of Alaska, Department of Transportation and Public Facilities (the “DOT”), seeking injunctive relief with respect to CSC’s oversight of the Peak Gold LLC’s (the “Peak Gold JV”) ore haul plan. The complaint alleges that the DOT has approved a haul route and trucking plan for the Manh Choh project that violates DOT regulations, DOT’s actions have created an unreasonable risk to public safety constituting an attractive public nuisance, and DOT has aided and abetted the offense of negligent driving. The Peak Gold JV filed a motion to intervene in this lawsuit, which was granted on November 15, 2023.

Contango Ore, Inc. is a 30% owner of the Peak Gold JV, which operates the Manh Choh project mine near Tok, Alaska. Ore from the mine is being trucked to the Fort Knox mill for processing via public roadways in state-of-the-art trucks carrying legal loads.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

Date:	May 16, 2024	By:	/s/ Mike Clark
Chief Financial Officer and Secretary